CORRESP 1 1234567890 xxxxxxxx CORRESP DOCUMENT ASSEMBLED FOR VALIDATION PURPOSES ONLY ON f8kpublictrade

8K RESIGNATION OF DIRECTOR OR OFFICER

SECURITIES AND EXCHANGE COMMISION

WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of Report (Date of earliest event Reported) March 28, 2006

L & L FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State of Incorporation 000-32505 (Commission File Number) 91-2103949

(I.R.S. Employer Identification No

720 Third Avenue, Suite 1611, Seattle, WA 98104

(Address of principal executive office) (Zip Code)

Registrant's Telephone Number, Including Area Code (206) 264-8065

N/A

(Former name or former address if changed since last report)

Item 1. Registrant's Business and Operations N/A Item 2. Financial Information
N/A
Item 3. Securities and Trading Markets

N/A
Item 4.	Matters Related to Accountants and Financial Statements
N/A
Item 5.	Corporate Governance and Management
N/A
Item 6.	Asset-Backed Securities
N/A
Item 7.	Regulation FD
N/A
Item 8.	Other Events

The Registrant submitted public trading information (US-OTC market) to its sponsoring broker dealer; Pennaluna & Company in January 2006. Pennaluna & Company recently completed its due diligence process, and forwarded the document package to the regulators at Washington D.C. in March 2006.

Item 9. Financial Statements and Exhibits
N/A
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has

Duly caused this report to be signed on its behalf by the undersigned thereunto duly

Authorized.

Date: March 28, 2006

L & L FINANCIAL HOLDINGS, INC.

     By: /S/ Dickson Lee
________________________________________
Dickson V. Lee, Chairman & CEO